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Allied Capital Mortgage Lending Corporation
Exhibt 11 Computation of Earnings Per Common Share
For the period August 10, 1995 (date of incorporation) through December 31, 1995





                                                        For the period August 10,
                                                       1995 (date of incorporation)
                                                        through December 31, 1995
                                                       ----------------------------
Earnings Per Common Share:

    Net Increase in Net Assets Resulting
      from Operations                                             $ 0
                                                                  ===

    Weighted average number of shares and
      share equivalents outstanding                                70
                                                                  ===


    Earnings per Share                                            $ 0
                                                                  ===